UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2006

TechnoConcepts, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

TechnoConcepts, Inc. (the “Company”) has received from the staff of the SEC’s Division of Corporation Finance a series of comment letters, the first of which was received in March 2005, with respect to the Company’s registration statement on Form SB-2 and several of the Company’s periodic reports (specifically, the Company’s annual reports on Form 10-KSB for the fiscal years ended September 30, 2005 and 2004 and the Company’s quarterly reports on Form 10-QSB for the periods ended December 31, 2004, March 31, 2005 and June 30, 2005). The Company has endeavored to respond to the staff’s comments; however, certain of the staff’s comments remain unresolved. These unresolved comments relate to the following:

•
the Company’s capitalization of certain intellectual property (and other intangible assets) designed to facilitate the reception and processing of wireless signals, including patented technology that the Company now refers to as its True Software RadioTM technology. The intellectual property in question was among the assets acquired by TechnoConcepts, Inc., a Nevada corporation (“TCI Nevada”), under the terms of an asset acquisition agreement completed in May 2003. At the time of the acquisition, TCI Nevada capitalized the intellectual property and other intangible assets and recognized the value of the acquired intellectual property and other assets at $8 million. In February 2004, the Company consummated a business combination with TCI Nevada in a transaction accounted for as a “reverse merger,” such that capitalization of these assets was unaffected by the transaction. The SEC is questioning whether the intellectual property and other intangible assets represent in-process research and development costs which should have been expensed in accordance with paragraph 5 of FASB Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method.”

•	if initial capitalization of the intellectual property and intangible assets was appropriate, the evidence supporting why there has been no impairment in the carrying value of such assets.

•
the manner in which the Company evaluates its goodwill for impairment under FASB Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” and why the Company believes that its impairment analysis and resulting impairment charges comply with the guidance of SFAS No. 142

•
the Company’s application of FASB Statement of Financial Standards (SFAS) No. 141, “Business Combinations,” in connection with acquisition of Asante Technologies, Inc. (a transaction completed in June 2005) and, specifically, why the Company did not allocate any portion of the purchase price to either customer contracts or customer relationships.

The Company intends to work expeditiously to get closure on the staff’s outstanding unresolved comments. If the Company is unable to provide the staff with information that supports that the Company’s accounting in connection with the above-described matters was and is appropriate under generally accepted accounting principles, the Company may have to restate its prior period financial statements.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: October 6, 2006	By:	/s/ Michael Handelman
Name: Michael Handelman
Title: Chief Financial Officer

3